Exhibit 4.7

[SB Financial Group, Inc. Letterhead]

March 6, 2015

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	SB Financial Group, Inc. – Annual Report on Form 10-K for the fiscal year ended December 31, 2014

Ladies and Gentlemen:

SB Financial Group, Inc., an Ohio corporation (“SB Financial”), is today filing with the Securities and Exchange Commission (the “SEC”) the Annual Report on Form 10-K of SB Financial for the fiscal year ended December 31, 2014 (“SB Financial’s 2014 Form 10-K”).

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, SB Financial hereby agrees to furnish to the SEC, upon request, copies of instruments and agreements defining the rights of holders of long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to SB Financial’s 2014 Form 10-K. None of such long-term debt exceeds 10% of the total assets of SB Financial and its subsidiaries on a consolidated basis.

Very truly yours,

SB FINANCIAL GROUP, INC.

/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and
Chief Financial Officer